As filed with the Securities and Exchange Commission on September 13, 2000
Registration No. 333-89579

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Post Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INKTOMI CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-3238130
4100 East Third Avenue
(State or other jurisdiction of	Foster City, CA 94404	(IRS Employer
incorporation or organization)	(650) 653-2800	Identification Number)

     (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Timothy Stevens
Vice President of Corporate and Legal Affairs and General Counsel
INKTOMI CORPORATION
4100 East Third Avenue Foster City, CA 94404
(650) 653-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ken King, Esq.
 Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, California 94301
(650) 470-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

     On October 22, 1999, Inktomi Corporation (the "Company") filed a Registration Statement on Form S-3 (File No. 333-89579), as amended covering 716,753 (1,433,506) shares after giving effect to the stock split declared in December 1999) of the Company's Common Stock to be sold by certain stockholders of the Company. On November 12, 1999, the Commission declared the Registration Statement effective.

     The Company hereby withdraws the Company's Registration Statement on Form S-3. The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former shareholders of Webspective Software, Inc. which was acquired by the Company on October 1, 1999.

     The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Declaration of Registration Rights between the Company and such former shareholders, the Company's obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired on August 12, 2000.

     Accordingly, the Company hereby de-registers all shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post- Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 11th day of August 2000.

INKTOMI CORPORATION

By:	/s/	JERRY M. KENNELLY

Jerry M. Kennelly, Executive Vice
President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

/s/	DAVID C. PETERSCHMIDT	President, Chief Executive Officer and Chairman	September 11, 2000
(Principal Executive Officer)
(David C. Peterschmidt)

/s/	JERRY M. KENNELLY	Executive Vice President and Chief Financial Officer	September 11, 2000
(Principal Financial and Accounting Officer)
(Jerry M. Kennelly)

/s/	*	Director	September 11, 2000

(Eric A. Brewer)

/s/	*	Director	September 11, 2000

(Frank Gill)

/s/	*	Director	September 11, 2000

(Fredric W. Harman)

/s/	*	Director	September 11, 2000

(John A. Porter)

/s/	*	Director	September 11, 2000

(Alan F. Shugart)

*By:	/s/ JERRY M. KENNELLY

(Jerry M. Kennelly)
Attorney-in Fact